                                                                   Exhibit 10.25

                         AMERICAN ITALIAN PASTA COMPANY
                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (the "Agreement") is made this ____ day of
_________, 20__ to ___________ (the "Grantee") and evidences the grant by
American Italian Pasta Company, a Delaware corporation (the "Company") of a
Restricted Stock Award (the "Award") to the Grantee on the date hereof (the
"Date of Grant"). By accepting the Award, the Grantee agrees to be bound in accordance with the provisions of the American Italian Pasta Company 2000 Equity
Incentive Plan, as amended (the "Plan"). Defined terms used herein shall have the same meaning as used in the Plan.

     1. Shares Awarded and Restrictions on Shares. The Grantee is hereby awarded
________ shares (the "Restricted Shares") of the Company's Class A Convertible
Common Stock, $.001 par value, subject to forfeiture and to the restriction on the rights of sale and transfer set forth in this document and further subject to the terms and conditions of the Plan, the provisions of which are hereby incorporated in this document by reference.

     2. Sale or Transfer Restrictions. Except as set forth in paragraph 6 below, all Restricted Shares shall be held by the Grantee without the rights of sale or transfer, and subject to forfeiture as provided in paragraph 3 below, until such restrictions shall lapse in accordance with the following schedule:

      Number of Shares                   Restrictions Lapse
      ___________                        _____ Anniversary of this Agreement
      ___________                        _____ Anniversary of this Agreement
      ___________                        _____ Anniversary of this Agreement

     3. Employment Requirement. Except as provided in paragraph 6 below, in the event of Grantee's Termination of Service prior to the date specified in paragraph 2 above, the Restricted Shares will be forfeited by the Grantee and become the property of the Company.

     4. Issuance of Restricted Shares. Restricted Shares will be issued in a nominee account with the Grantee being named the beneficial owner, except that the nominee shall be instructed to follow the sale and transfer requirements set forth in the Plan and this Award. When the prohibited sale and transfer restrictions lapse under paragraph 2 above, with respect to the Restricted
Shares, provided the Restricted Shares have not been forfeited under paragraph 3 above, the Company shall prepare and deliver to the Grantee a stock certificate for the Restricted Shares.

     5. Voting and Other Rights of Restricted Shares. Upon the issuance of the
Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company, including the right to receive dividends and to vote the Restricted
Shares until such shares may have been forfeited to the Company as provided in paragraph 3 above. Notwithstanding the foregoing, in the event of any stock dividend, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to Restricted
Shares, such shares shall be held by the Company and shall become Restricted
Shares.

     6. Acceleration of Release of Restrictions. The forfeiture and prohibited sale and transfer restrictions on the Restricted Shares shall immediately lapse on the earliest of the following:

          (a)  The Grantee's date of death;

          (b)  The Disability of the Grantee;

          (c)  A Change in Control; or

          (d)  The normal or early retirement of the Grantee under the terms of the retirement plan maintained by the Company or any Subsidiary in which the Grantee participates, or if no such plan is
               maintained, the Grantee's reaching age 65.

     7. Taxes. The Grantee will be solely responsible for any federal, state or local income taxes imposed in connection with the granting of the Restricted
Shares or the delivery of such shares pursuant thereto, and the Grantee authorizes the Company or any Subsidiary to make any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith.
Upon recognition of income by the Grantee with respect to the Award hereunder, the Company shall withhold taxes pursuant to Section 11 of the Plan.

     8. Changes in Circumstances. It is expressly understood and agreed that the
Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the
Restricted Shares after the date hereof.

     9. No Conflict. In the event of a conflict between this Award and the Plan, the provisions of the Plan shall govern.

     10. Governing Law. This Award shall be governed under the laws of the State of Delaware.

                              AMERICAN ITALIAN PASTA COMPANY

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                 ACKNOWLEDGMENT

         The undersigned Grantee acknowledges that he or she understands and agrees to be bound by each of the terms and conditions of this Award.

-----------------------------------------
Grantee

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